Exhibit 4.2

EXECUTION VERSION

OFFSHORE GROUP INVESTMENT LIMITED

AND EACH OF THE GUARANTORS PARTY HERETO

11  1/2% SENIOR SECURED FIRST LIEN NOTES DUE 2019

SIXTH SUPPLEMENTAL INDENTURE

Dated as of October 25, 2012

Wells Fargo Bank, National Association,

as Trustee and Noteholder Collateral Agent

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 25, 2012, is by and among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Company”), Vantage Drilling Company, a Cayman Islands exempted company (“Parent”), as a guarantor, Tungsten Explorer Company, a Cayman Islands exempted company (“Tungsten Explorer”), Vantage Delaware Holdings, LLC, a Delaware limited liability company (“Vantage Delaware” and together with Tungsten Explorer, the “Additional Guarantors”), the other existing guarantors to the Indenture (as defined below) (the “Existing Guarantors” and, together with Parent, the “Guarantors”) and Wells Fargo Bank, National Association, and any and all successors thereto, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Noteholder Collateral Agent”).

WHEREAS, the Company, the Guarantors and the Trustee and Noteholder Collateral Agent have executed and delivered that certain Indenture dated as of July 30, 2010 (the “Original Indenture”), providing for the issuance of the Company’s 11 1/2% Senior Secured First Lien Notes due 2015 (the “Notes”), as amended by the First Supplemental Indenture dated as of May 20, 2011 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of June 1, 2011 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of June 29, 2011 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated as of April 2, 2012 (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture dated as of April 20, 2012 (the “Fifth Supplemental Indenture” and, together with the Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and Fourth Supplemental Indenture, the “Indenture”);

WHEREAS, Section 9.02 of the Indenture provides that the Indenture, the Notes, the Collateral Agreements, the Note Guarantees and the Intercreditor Agreement may be amended with the consent of Holders representing at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes);

WHEREAS, the Company has solicited consents, in accordance with Section 9.02 of the Indenture, from the Holders for certain proposed amendments (the “Proposed Amendments”) to the Indenture, the Notes, the Collateral Agreements, the Note Guarantees and the Intercreditor Agreement pursuant to the Offer to Purchase and Consent Solicitation Statement dated October 1, 2012 (as the same may be amended or supplemented from time to time, the “Statement”);

WHEREAS, (i) the Company has received the written consent of the Holders of a majority in principal amount of the outstanding Notes to the Proposed Amendments, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (ii) the Company has delivered to the Trustee and Noteholder Collateral Agent simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 9.06, 13.04 and 13.05 of the Indenture and (iii) the Company and the Guarantors have satisfied, performed and complied with all other conditions required under Article 9 of the Indenture to enable the Company, the Guarantors and the Trustee and Noteholder Collateral Agent to enter into this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement of the Company and the Guarantors;

WHEREAS, the Indenture provides that under certain circumstances certain Subsidiaries of Parent or the Company will be required to become a guarantor under the Indenture and that such additional guarantors will, among other things execute and deliver to the Trustee a supplemental indenture and Note Guarantee pursuant to which each such additional guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein;

WHEREAS, pursuant to Sections 9.01, 9.02 and 9.06 of the Indenture, the Trustee and Noteholder Collateral Agent is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Company desires to enter into, and, pursuant to the foregoing authority, has requested the Trustee and Noteholder Collateral Agent to join with it and the Guarantors in entering into, this Supplemental Indenture for the purpose of amending the Indenture, the Notes, the Collateral Agreements, the Note Guarantees and the Intercreditor Agreement in certain respects as permitted by Section 9.02 of the Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders, as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE AND THE NOTES

Section 1.1 Amendments to the Indenture and Notes. The Indenture and the Notes are hereby amended by:

(a) amending Section 1.01 to add the definition of “Credit Agreement Agent” as follows:

““Credit Agreement Agent” means Royal Bank of Canada, together with its successors and permitted assigns in such capacity.

(b) amending Section 1.01 to add the definition of “Event of Loss” as follows:

““Event of Loss” means any of the following events:

(1) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel;

(2) the destruction of a Vessel;

(3) damage to a Vessel to an extent, determined in good faith by Parent within 90 days after the occurrence of such damage as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence); or

(4) the condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked within six months.

An Event of Loss shall be deemed to have occurred:

(A) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss, or if such date is unknown, on the date such Vessel was last reported;

(B) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of determination of such total loss;

(C) in the case of any event referred to in clause (3) above, upon such date of determination; or

(D) in the case of any event referred to in clause (4) above, on the date that is six months after the occurrence of such event.”

(c) amending Section 1.01 to add the definition of “Event of Loss Proceeds” as follows:

““Event of Loss Proceeds” means all compensation, damages and other payments (including insurance proceeds) received by Parent, the Company, or a Subsidiary of either of them, or the Trustee or the Noteholder Collateral Agent, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.”

(d) amending Section 1.01 to add the definition of “Grantor” as follows:

““Grantor” means the Parent, the Company and each Guarantor.”

(e) amending Section 1.01 to restate the definition of “Intercreditor Agreement” as follows:

““Intercreditor Agreement” means (i) the Amended and Restated Intercreditor Agreement among the Pari Passu Collateral Agent, the Trustee, the Noteholder Collateral Agent, the Credit Agreement Agent, the Credit Agreement Collateral Agent, the Term Loan Agent, the Term Loan Collateral Agent, the New Noteholder Agent and the other parties from time to time party thereto, and acknowledged and agreed to by each Grantor, dated as of October 25, 2012, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture and (ii) any replacement thereof that contains terms not materially less favorable to the holders of the notes than the Intercreditor Agreement referred to in clause (i) of this definition.

(f) amending Section 1.01 to restate the definition of “Involuntary Transfer” as follows:

““Involuntary Transfer” means, with respect to any property or asset (other than a Vessel, which shall be governed by Section 3.09(b) (“Special Mandatory Redemption”)) of the Company or any Restricted Subsidiary, (1) any damage to such asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss, (2) the confiscation, condemnation, requisition, appropriation or similar taking regarding such asset by any government or instrumentality or agency thereof, including by deed in lieu of condemnation, or (3) foreclosure or other enforcement of a Lien or the exercise by a holder of a Lien of any rights with respect to it.

(g) amending Section 1.01 to add the definition of “New Indenture” as follows:

““New Indenture” means the indenture, dated as of October 25, 2012, among the Company, the Parent, the other Guarantors (as defined therein) and the New Noteholder Agent (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time).”

(h) amending Section 1.01 to add the definition of “New Indenture Collateral Agreements” as follows:

““New Indenture Collateral Agreements” means any agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any New Note Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated or otherwise modified from time to time as permitted by the New Indenture.”

(i) amending Section 1.01 to add the definition of “New Indenture Documents” as follows:

““New Indenture Documents” means the New Indenture, the New Indenture Collateral Agreements and any agreement, instrument or other document evidencing or governing any New Note Obligations.”

(j) amending Section 1.01 to add the definition of “New Noteholder Agent” as follows:

““New Noteholder Agent” means Wells Fargo Bank, National Association, and any and all successors thereto, as trustee and collateral agent (together with its successors and permitted assigns).”

(k) amending Section 1.01 to add the definition of “New Note Obligations” as follows:

““New Note Obligations” means the “Obligations” (as defined in the New Indenture) of the Grantors under the New Indenture, the New Notes, the New Indenture Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.”

(l) amending Section 1.01 to add the definition of “New Notes” as follows:

“New Notes” means the Company’s 7.5% Senior Secured First Lien Notes due 2019 issued under the New Indenture.

(m) amending Section 1.01 to add the definition of “Other Pari Passu Obligations” as follows:

““Other Pari Passu Obligations” means Indebtedness of the Company or the Restricted Subsidiaries that is equally and ratably secured with the Pari Passu Obligations as permitted by the Indenture and is designated by the Company as an Other Pari Passu Obligation.”

(n) amending Section 1.01 to add the definition of “Pari Passu Collateral Agent” as follows:

““Pari Passu Collateral Agent” means the collateral agent for all holders of Pari Passu Obligations. The New Noteholder Collateral Agent will initially serve as the Pari Passu Collateral Agent.

(o) amending Section 1.01 to add the definition of “Pari Passu Document” as follows:

““Pari Passu Documents” means the Indenture Documents, the New Indenture Documents, the Term Loan Documents, the Credit Agreement Documents and any other document or instrument evidencing or governing any Other Pari Passu Obligations.”

(p) amending Section 1.01 to add the definition of “Pari Passu Obligations” as follows:

““Pari Passu Obligations” means (a) the New Note Obligations, (b) the Term Loan Obligations, (c) the Credit Agreement Obligations, (d) the Obligations of the Company and the Guarantors under the Indenture Documents, (e) all Other Pari Passu Obligations and (f) all other Obligations in respect of, or arising under, the Pari Passu Documents, including all fees and expenses of the collateral agent payable with respect thereto and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Company, the Parent or any other Guarantor (in each case, including in its capacity as a co-borrower thereunder), would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

(q) amending Section 1.01 to amend and restate clause (1) of the definition of “Permitted Liens” as follows:

“(1) Liens on assets of the Company and the Guarantors securing Indebtedness and other Obligations that are permitted by the terms of this Indenture to be incurred pursuant to clause (1) of Section 4.08(b) (“Incurrence of Indebtedness and Issuance of Preferred Stock”);”

(r) amending Section 1.01 to amend and restate clause (5) of the definition of “Permitted Refinancing Indebtedness” as follows:

“(5) in the case of Indebtedness of Parent, such Indebtedness is incurred either by Parent or by an Excluded Parent Subsidiary or both Parent and an Excluded Parent Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.”

(s) amending Section 1.01 to add the definition of “Term Loan Agent” as follows:

““Term Loan Agent” means the administrative agent under the Term Loan Facility, which shall initially be Citibank, N.A.”

(t) amending Section 1.01 to add the definition of “Term Loan Collateral Agent” as follows:

““Term Loan Collateral Agent” means the collateral agent under the Term Loan Facility, which shall initially be Wells Fargo Bank, National Association.”

(u) amending Section 1.01 to add the definition of “Term Loan Facility” as follows:

““Term Loan Facility” means that certain Term Loan Agreement dated as of October 25, 2012, among the Company, as co-borrower, the US Borrower (as defined therein), the Parent as a guarantor and other guarantors party thereto, the lenders from time to time party thereto, the Term Loan Agent, and the Term Loan Collateral Agent, as collateral agent for such lenders.”

(v) amending Section 1.01 to add the definition of “Term Loan Obligations” as follows:

““Term Loan Obligations” means the “Obligations” (as defined in the Term Loan Facility) of the Grantors” under the Term Loan Facility, the Collateral Agreements and any other related document or instrument executed and delivered pursuant to any of the foregoing.”

(w) amending and restating Section 3.09(b) as follows:

“Upon the occurrence or happening of any Event of Loss, the Company shall be required to redeem Notes and other Pari Passu Obligations containing provisions similar to those set forth in the Indenture with respect to a redemption upon an Event of Loss, the maximum principal amount of Notes and such other Pari Passu Obligations that may be purchased out of the Event of Loss Proceeds received in respect of such loss (rounded to the nearest $1,000) upon not less than 30 nor more than 60 days’ notice to the Trustee, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the notes redeemed to the applicable Redemption Date. The Company shall deliver the redemption notice to the holders of the notes within 30 days of the receipt of any Event of Loss Proceeds. If the aggregate principal amount of Notes and other Pari Passu Obligations exceeds the amount of Event of Loss Proceeds, the Pari Passu Collateral Agent shall select notes and such other Pari Passu Obligations to be redeemed on a pro rata basis or as near a pro rata basis permitted by Applicable Procedures. All Event of Loss Proceeds received in respect of an Event of Loss will be required to be deposited in a deposit account controlled by the Noteholder Collateral Agent and held as Common Collateral subject to a Lien under the Collateral Agreements pending their application to redemption of notes and such other Pari Passu Obligations and, from such deposit account, the Pari Passu Collateral Agent may withdraw funds to deploy the Event of Loss Proceeds in compliance with the foregoing.”

(x) amending and restating Section 4.08(b)(1) as follows:

“(1) the incurrence by the Company and the Guarantors of (A)(i) additional Indebtedness and letters of credit under a Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) and (ii) Additional Notes and related Note Guarantees issued under this Indenture in a maximum aggregate principal amount at any one time outstanding under this clause (1)(A) not to exceed $25.0 million, (B) additional Indebtedness represented by Additional Notes and related Note Guarantees or substantially similar securities with the same or different CUSIP number as the Initial Notes to fund the Acquisitions not to exceed $225.0 million in aggregate principal amount and (C) additional Indebtedness under the Term Loan Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in an aggregate principal amount not to exceed $500.0 million to finance the final construction payment for the Tungsten Explorer and related capital expenditures;

Section 1.2 Limited Waiver. Section 4.07(a)(3) (“Restricted Payments”) of the Indenture is hereby waived to permit the refinancing of a portion of the Notes with the New Note Obligations to the extent that such Section restricts the retirement of the guarantee of any Guarantor of the Notes or Restricted Subsidiary under the Indenture.

Section 1.3 Additional Amendments. Any and all additional provisions of the Indenture, the Notes, the Collateral Agreements, the Note Guarantees and the Intercreditor Agreement are hereby deemed to be amended to reflect the intentions of the amendments and limited waiver provided for in this Article I. The Trustee and the Noteholder Collateral Agent are authorized and directed to enter into such other amendments or waivers to the Indenture, the Notes, the Collateral Agreements, the Note Guarantees and the Intercreditor Agreement and any other applicable documents as are necessary to effectuate this Supplemental Indenture.

ARTICLE II

ADDITIONAL GUARANTORS

Section 2.1 Agreement to Guarantee. Each of the Additional Guarantors hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and the Indenture, including but not limited to Section 4.13 and Article 11 thereof, and subject to the limitations therein.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 3.2 Indenture. Except as expressly amended or deemed to be amended hereby, the Indenture, the Notes, the Collateral Agreements, the Note Guarantees and the Intercreditor Agreement are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument.

Section 3.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.4 Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee and Noteholder Collateral Agent in this Supplemental Indenture shall bind their successors.

Section 3.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 3.6 Severability. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.7 Trustee Disclaimer. The Trustee and Noteholder Collateral Agent accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and Noteholder Collateral Agent, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee and Noteholder Collateral Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, and the Trustee and Noteholder Collateral Agent make no representation with respect to any such matters. Additionally, the Trustee and Noteholder Collateral Agent make no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.8 Effectiveness. The Proposed Amendments effected by this Supplemental Indenture shall take effect immediately upon the provision by the Company to the Trustee of the Officers’ Certificates and Opinion of Counsel described in Section 9.06 of the Indenture.

Section 3.9 TIA Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the TIA, as in force at the date that this Supplemental Indenture is executed, the provisions required by such TIA shall control

Section 3.10 Supplemental Indenture Controls. In the event there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the Notes, the Collateral Agreements, the Note Guarantees or the Intercreditor Agreement, the provisions of this Supplemental Indenture shall control.

Section 3.11 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

OFFSHORE GROUP INVESTMENT LIMITED, as the Company

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING COMPANY, as Parent and as a Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE HOLDING HUNGARY KFT, as Guarantor

By:	/s/
Name: Mark Howell
Title: Managing Director

By:	/s/
Name: Julia Varga
Title: Managing Director

[Signature Page to Sixth Supplemental Indenture]

VANTAGE DRILLING NETHERLANDS B.V., as Guarantor

By:	/s/
Name: Linda Jovana Ibrahim
Title: Managing Director A

By:	/s/
Name: TMF Management B.V.
Title: Managing Director B
R.H.L. de Groot Proxy holder A

By:	/s/
Name: TMF Management B.V.
Title: Managing Director B
J.M. van der Eerden Proxy holder B

P2021 RIG CO., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE INTERNATIONAL MANAGEMENT CO., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLER I CO., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

[Signature Page to Sixth Supplemental Indenture]

VANTAGE DRILLER II CO., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLER III CO., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLER IV CO., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

SAPPHIRE DRILLER COMPANY, as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

EMERALD DRILLER COMPANY, as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

[Signature Page to Sixth Supplemental Indenture]

P2020 RIG CO., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE HOLDINGS MALAYSIA I CO., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING (MALAYSIA) I SDN. BHD., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING LABUAN I LTD., as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

[Signature Page to Sixth Supplemental Indenture]

DRAGONQUEST HOLDINGS COMPANY, as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING POLAND— LUXEMBOURG BRANCH, as Guarantor

By:	/s/
Name: Ian Foulis
Title: Branch Manager

VANTAGE HOLDINGS CYPRUS ODC LIMITED, as Guarantor

By:	/s/
Name: Mark Howell
Title: Director

VANTAGE DEEPWATER COMPANY, as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DEEPWATER DRILLING, INC. as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

[Signature Page to Sixth Supplemental Indenture]

TUNGSTEN EXPLORER COMPANY, as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DELAWARE HOLDINGS, LLC. as Guarantor

By:	/s/
Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

[Signature Page to Sixth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/
Name: Patrick T. Giordano
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Noteholder Collateral Agent

By:	/s/
Name: Patrick T. Giordano
Title: Vice President